UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 27, 2011

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Phoenix Drive
Ann Arbor, Michigan 48108
 (Address of Principal Executive Offices and Zip Code)

(734) 477-1100
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously disclosed, on February 16, 2011, Borders Group, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”), Case No. 11-10614(MG) under the caption “In re Borders Group, Inc., et al.”

On September 27, 2011, the Bankrupty Court entered an Order approving the terms of a Purchase Agreement dated as of September 21, 2011 (the “Purchase Agreement”) between the Debtors and Barnes & Noble, Inc. (“Barnes & Noble”) providing for the sale to Barnes & Noble of all of the Debtors’ trademarks, service marks, tradenames, service names, brand names, trade dress rights, internet domain names, corporate names and applications and registrations for each of the foregoing, together with all associated goodwill. The Purchase Agreement further provides for the sale to Barnes & Noble, in accordance with the terms set forth in the Court’s order, of all membership lists and customer information, including contact information and email addresses and other purchasing history and related information.  The customer information to be transferred to Barnes & Noble does not include information on the title details of audiovisual materials sold to customers of the Debtors. The Purchase Agreement provides for a purchase price of $13,900,000 in cash, payable upon the closing of the sale of the foregoing assets.

In the September 27th Order, the Bankrupty Court also approved the terms of three separate license agreements providing fully-paid, perpetual rights to use the Debtors’ trademarks and other intellectual property rights in Australia, Malaysia, New Zealand and certain countries in the Persian Gulf.  The license agreements provide for the payment to the Company of an aggregate of $1,775,000 in one-time license fees. The Order also granted Debtors the right to designate an additional licensee reasonably satisfactory to Barnes & Noble for the territory of Singapore.

Cautionary Statement Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these forward-looking statements by the use of words such as “projects,” “expect,” “estimated,” “working toward,” “going forward,” “continuing,” “planning,” “returning,” “possibility,” “opportunity,” “guidance,” “goal,” “will,” “may,” “intend,” “anticipates,” and other words of similar meaning. One can also identify them by the fact that they do not relate strictly to historical or current facts.

These statements are subject to risks and uncertainties that could cause actual results and plans to differ materially from those included in the Company’s forward-looking statements. Although it is not possible to predict or identify all such factors, they may include the risks discussed in “Item 1A. — Risk Factors” contained in the Company’s Annual Report on Form 10-K for its fiscal year ended January 29, 2011 filed by the Company with the Securities and Exchange Commission on April 29, 2011, which are incorporated herein by reference.

In the event that the risks and uncertainties disclosed or referred to in this report or discussed in the Company’s other public statements cause the results of the Company to differ materially from those expressed in its forward-looking statements, the Company’s business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. The Company does not undertake any obligation to update forward-looking statements.

Cautionary Statement Regarding Common Stock

The Company’s shareholders are cautioned that trading in shares of the Company’s common stock during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. The Company is currently in the process of liquidation and expects that all outstanding shares of its common stock will be cancelled and extinguished upon confirmation of a Chapter 11 liquidation plan by the Bankruptcy Court. In this event, the Company’s shareholders will not receive or retain any cash, securities or other property on account of their cancelled shares of common stock. As a result, the Company believes that shares of its currently outstanding common stock have no value. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORDERS GROUP, INC.

Date: October 3, 2011	By:	/s/ Matthew A. Chosid
Matthew A. Chosid
Secretary